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                                                                       Exhibit 5


                                 BAKER & DANIELS
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                       (317) 237-0300 (317) 237-1000 (fax)


April 11, 2001


ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan  48084-7186

Ladies and Gentlemen:

         We have acted as counsel for ArvinMeritor, Inc, an Indiana corporation (the "Company"), in connection with the proposed issuance and sale of up to $750,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) aggregate principal amount of debt securities of the Company (the "Debt Securities").

         In connection therewith, we have examined the following documents:

         (a) the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the Debt Securities; and

         (b) the Indenture between the Company as successor to Meritor Automotive, Inc., and The Chase Manhattan Bank ("Chase Manhattan"), as Trustee, dated as of April 1, 1998, as supplemented by the First Supplemental Indenture dated as of July 7, 2000 between the Company and Chase Manhattan, pursuant to which the Debt Securities are to be issued (the "Indenture").

         We have also examined such corporate records and documents of the Company, and have reviewed and considered such questions of law and fact, as we deemed necessary or appropriate as a basis for the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts relevant to the opinions expressed herein, we have relied upon certificates, statements or representations of officers of the Company, public officials and others, without any independent verification thereof.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is validly existing as a corporation under the laws of the State of Indiana.
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ArvinMeritor, Inc.                    -2-                         April 11, 2001




         2. When (i) the Registration Statement has become effective under the Act, and (ii) the Debt Securities have been duly authorized, executed and authenticated as provided in the Indenture and delivered against payment therefor, the Debt Securities will be legally and validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, (b) general equity principles, (c) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (e) the enforceability of forum selection clauses in the federal courts. To the extent that the obligations of the Company under such Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that Chase Manhattan is a New York banking corporation at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and that the Indenture will have been, before the issuance and sale of such Debt Securities, duly authorized, executed and delivered by Chase Manhattan and will, at such time, constitute the valid and legally binding obligation of Chase Manhattan, enforceable against Chase Manhattan in accordance with its terms.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Yours very truly,

                                             /s/  Baker & Daniels
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